FORM OF COMMON STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

HUIHENG MEDICAL, INC.

UNDER NASD RULE 2710(g) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD DURING THE PUBLIC OFFERING, AS HEREIN DEFINED, OR SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OR COMMENCEMENT OF SALES OF THE PUBLIC OFFERING.

THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, _________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after _______ __, 2008 (the “Initial Exercise Date”) and on or prior to the close of business on _______ __, 2013 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Huiheng Medical, Inc., a corporation incorporated in the State of Nevada (the “Company”), up to ________ shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $________ (115% of the initial public offering (“Offering”) price per share of Common Stock registered under the registration statement on Form SB-2, as amended on Form S-1 (No. 333-146975) (the “Registration Statement”)), subject to adjustment hereunder.

1. Title to Warrant. Prior to the Termination Date and subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant.

(a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or by means of a “cashless exercise” pursuant to Section 3(c), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Warrant Shares purchased hereunder shall be delivered to the Holder within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant has been or will be registered on the Registration Statement and accordingly, if this Warrant is exercised at a time when the Registration Statement (or any registration statement registering the sale of the Warrant Shares to the Holder upon exercise of this Warrant) is then effective and available for use or if this Warrant is exercised by means of a “cashless exercise” pursuant to Section 3(c) after ______, 2009 (such condition each a “Condition”), the Company shall deliver the Warrant Shares to the Holder, if eligible, via the Depository Trust Company’s (“DTC”) Deposit Withdrawal Agent Commission (“DWAC”) system via the DTC instructions provided to the Company in the Notice of Exercise. If either Condition is met at the time of exercise, the Warrant Shares shall be, when issued, unlegended and free of any resale restrictions. If no Conditions are met at the time of such exercise, the certificates representing the Warrant Shares shall be issued in paper form and contain a standard Securities Act legend restricting resale without registration or an exemption. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) If, but only if, at any time after the Initial Exercise Date the Registration Statement (or a registration statement registering the sale of the Warrant Shares to the Holder upon exercise of this Warrant) is not then effective or unavailable for use as reasonably determined by the Company such that the Company is unable to otherwise issue the Warrant Shares unlegended and free of any resale restrictions at such time, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day preceding the date of such election;

(B) = the Exercise Price of the Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary market or exchange on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a market or exchange and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c)  if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the average of the most recent bid and ask price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Holder.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7. Transfer, Division and Combination.

(a) Subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) Subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

8. Registration Rights.

(a) Demand Registration.

(i) Grant of Right. The Company, upon written demand (“Initial Demand Notice”) of the Holder(s) of at least 51% of the Warrants and/or the underlying shares of Common Stock (“Majority Holders”), agrees to register on one occasion, all or any portion of the Warrants requested by the Majority Holders in the Initial Demand Notice and all of the shares of Common Stock underlying such Warrants (collectively the “Registrable Securities”). On such occasion, the Company will file a registration statement covering the Registrable Securities within sixty (60) days after receipt of the Initial Demand Notice and use its best efforts to have the registration statement declared effective promptly thereafter. If the Company fails to comply with the provisions of this Section 8(a)(i), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the Holder(s). The demand for registration may be made at any time during the five year period commencing after the closing of the Offering (“Closing”). The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

(ii) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (a) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (b) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 8(a)(1) to remain effective for a period of at least twelve consecutive months from the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities.

(b) “Piggyback” Registration.

(i) Grant of Right. In addition to the demand right of registration, the Holders of the Warants shall have the unlimited right during the five year period commencing after the Closing, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form) as long as such registration covers securities with a market value on the date of the initial filing of such registration statement in excess of $200,000; provided, however, that if, in the written determination of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to their then current market value, or (b) without materially and adversely affecting the entire offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the Holders until 90 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such 90-day period, the number of securities to be sold by all stockholders in such public offering during such 90-day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

(ii) Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days’ written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggyback” rights provided for herein by giving written notice within twenty (20) days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least twelve months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities. The demand and “piggyback” rights set forth in this Section 8 shall cease at such time that the underlying shares of Common Stock are saleable under Rule 144(k) promulgated under the Securities Act.

(c) General Terms.

(i) Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the underwriters (“Underwriters”) of the Offering contained in Section 6 of the underwriting agreement (“Underwriting Agreement”) between the Representatives of the Underwriters and the Company, dated the effective date of the Offering. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 6 of the Underwriting Agreement pursuant to which the underwriters have agreed to indemnify the Company.

(ii) Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

(iii) Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of (a) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (b) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

(iv) Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s) selected by any Holders whose Registrable Securities are being registered pursuant to this Section 8, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their shares and their intended methods of distribution.

(v) Documents to Be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders.

9. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

12. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

13. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, instead of the shares of Common Stock, the number of shares of common stock and/or Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

14. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

16. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Common Stock, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or

(d) no registration statement registering the sale of the Warrant Shares to the Holder upon exercise of this Warrant is then effective or such registration statement is not then available for use, as reasonably determined by the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place, and (iii) in the case of the absence of any effective registration statement registering the sale of the Warrant Shares to the Holder upon exercise of this Warrant or unavailability thereof, promptly upon knowledge by the Company of such occurrence. Such notice in accordance with the foregoing clauses (a)-(c) also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Such notice in accordance with clause (d) shall also specify the Company’s good faith believe as to when a registration statement registering such sale shall be filed or amended or available for use again. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(e).

17. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market or exchange upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

18. Miscellaneous.

(a) Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to DLA Piper US LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, Attention: Doug Rein. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder, by acceptance hereof, agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d) FINRA Rules. Notwithstanding anything contained in this Warrant, the terms of this Warrant are intended to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters and placement agents, and any provision of this Warrant that is determined to be inconsistent with such rules shall be deemed to be modified to the extent necessary to comply with such rules.

(e) Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office. Upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(f) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(g) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(h) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder; provided, however, if this Warrant is subsequently transferred to other Persons, this Warrant may be modified or amended or the provisions hereof waived with the written consent of such transferees (and the original Holder if such Holder holds any part of the Warrant at such time) holding Warrant(s) exercisable into a majority of the Warrant Shares then issuable under the Warrants derived from the initial Warrant. Notwithstanding anything to the contrary in this paragraph, the Company and the Underwriters may from time to time supplement or amend this Warant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriters may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interest of the Holders.

(j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ______ __, 2008

HUIHENG MEDICAL, INC.

By:
Name: Hui Xiaobing Title: Chief Executive Officer

NOTICE OF EXERCISE

To: Huiheng Medical, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of Huiheng Medical, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DTC account:

[Holder]

By:
Name: Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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